Exhibit 10.4

SECOND AMENDMENT TO
EWN II AGREEMENT

THIS SECOND AMENDMENT TO EWN II AGREEMENT (hereinafter referred to as the “Amendment”) by and between MCI WORLDCOM Communications, Inc. (“WorldCom”) and The Nasdaq Stock Market, Inc. (“Nasdaq”), is binding when signed by Nasdaq, provided it is subsequently accepted by WorldCom. The rates, charges, discounts and commitments set forth herein are effective no later than June 1, 2002 (“Second Amendment Effective Date”).

WITNESSETH:

WHEREAS, heretofore, Nasdaq and WorldCom’s predecessor in interest entered into that certain EWN II Agreement dated as of November 19, 1997, as amended by that certain First Amendment to EWN II Agreement signed by Nasdaq on January 5, 2001 (the “Agreement”), with respect to certain services to be provided to Nasdaq by WorldCom, as more particularly described therein; and

WHEREAS, Nasdaq and WorldCom wish to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises, the terms and conditions stated herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the Agreement.  All references in the Agreement to the defined term “MCI” shall be deemed amended to read  “WorldCom” and refer to MCI WORLDCOM Communications, Inc.

2.             Removal of Achievement Credits.  The Agreement is hereby amended in Section 3.1 by deleting the second and third sentences therein in their entirety.

3.             Revenue Commitment.  The Agreement is amended in Section 3.3 by deleting the existing provision in its entirety and inserting the following in lieu thereof:

“3.3.  Revenue Commitment.  The minimum revenue commitment under this Agreement shall be *****, net of all applicable federal, state and local taxes that Nasdaq agrees to pay in Section 3.4 (said amount shall hereinafter be referred to as the “Revenue Commitment”), calculated using all charges incurred for WorldCom Services based on **** (as **** may be amended from time to time by mutual agreement).

In the event that Nasdaq fails to satisfy the Revenue Commitment by May 31, 2002 (commencing with charges incurred as of the Effective Date and ending with charges incurred as of May 31, 2002), or in the event Nasdaq terminates the Agreement on or prior to May 31, 2002, for reasons other than material breach by WorldCom, or in the event WorldCom terminates this Agreement prior to May 31, 2002, due to material breach by Nasdaq, then Nasdaq shall pay WorldCom (a) an amount (which both parties agree is reasonable) equal to the difference between: (i) the aggregate charges incurred from the Effective Date to the termination

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

date and (ii) the Revenue Commitment (“Shortfall Amount”).  WorldCom will credit toward such Revenue Commitment any amounts incurred by Nasdaq during such initial term and subsequently paid in accordance with this Agreement.  If this Agreement is terminated and there follows such termination a De-Installation Plan period as described in Section 29.3, then Nasdaq shall be entitled to receive credit toward  achievement of the Revenue Commitment any amounts incurred and subsequently paid in connection with such De-installation Plan period referred to in Section 29.3. Any Shortfall Amount paid by Nasdaq shall be credited against charges incurred by Nasdaq in connection with a De-Installation Plan period.

Nasdaq may terminate the Agreement prior to the end of the initial term (as described in Section 29.1 below) (a) for convenience or (b) for reasons other than (1) material breach by WorldCom or (2) as otherwise permitted in the Agreement for Nasdaq to terminate without liability, or WorldCom may terminate this Agreement due to material breach by Nasdaq, provided that upon such termination by either party, in addition to any Shortfall Amount described above, Nasdaq shall pay WorldCom an amount (which both parties agree is reasonable) equal to the aggregate sum of: (i) each fixed monthly recurring charge specified in Attachment 3 multiplied by (ii) the number of calendar months (prorated for partial months) remaining in the Contract Period (as described in Attachment 3) that corresponds to each fixed monthly charge on the date of termination (“Early Termination Charge”).”  Notwithstanding the preceding, Nasdaq shall not be liable for any Early Termination Charge where the Agreement provides that it may be terminated without Nasdaq incurring any further liability.

4.             Technology Relook.  The Agreement is amended in Section 8.2 by inserting the following new sentence to the end thereof:  “The rights and obligations set forth in this Section 8.2 are intended to represent general day-to-day obligations of the parties, and are not intended to be construed as requiring the same type of obligations as set forth in Section 8.3 below .”

The Agreement is further amended by adding a new Section 8.3 to read as follows:

“8.3   If at any time before *****, Nasdaq provides WorldCom with a comprehensive document that sets forth Nasdaq’s specific requirements for the Network (or network services in replacement thereof), as well as any technologies or concepts that Nasdaq desires for WorldCom to review in connection therewith, then no later than ****, WorldCom shall deliver to Nasdaq a written proposal that responds to Nasdaq’s requirements and describes any significant new or improved physical (i.e., hardware or software) technologies (collectively, “New Technology”) then generally available in the marketplace that WorldCom believes would materially improve upon the functional and/or financial performance of the WorldCom Service to Nasdaq taking into consideration the geographic scope of the Network, the breadth of the services provided, and the cost of acquiring the new technology. WorldCom’s proposal will also address any technologies or concepts Nasdaq requested to be reviewed.  No later than **** after receipt of WorldCom’s proposal, Nasdaq shall provide a written response to WorldCom that either (a) accepts the WorldCom proposal, or (b) rejects all or a portion of the WorldCom proposal in good faith for reasons that are specifically set forth in its rejection notice, which reasons may include, without limitation, solely pricing concerns.  If Nasdaq rejects WorldCom’s proposal in whole or in part, WorldCom shall deliver to Nasdaq a second proposal no later than **** after WorldCom’s receipt of Nasdaq’s written rejection.  Thereafter, the parties shall arrange to promptly meet to discuss their stated positions and attempt to resolve any outstanding differences.  The parties shall seek in good faith to reach agreement by ****, as to all issues, including without limitation (a) the applicability of any New Technology to the WorldCom Service as

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

contemplated in this paragraph, (b) adjustments to Nasdaq’s rates and charges hereunder in order to implement New Technology, if any, and (c) the schedule for implementing New Technology, if any.  If Nasdaq accepts WorldCom’s proposal or the parties reach agreement regarding New Technology, the parties shall promptly enter into an appropriate amendment to the Agreement and any new or adjusted pricing would be effective ****.   If the parties are unable to reach agreement by ****, then Nasdaq may provide WorldCom with written notice no later than ****, that Nasdaq elects to terminate the Agreement effective ****. Termination of the Agreement by Nasdaq as permitted under this paragraph would be without liability for early termination charges set forth in Section 3.3 of this Agreement, however the provisions of Section 18.4  below shall not apply  to such a termination by Nasdaq.   If the parties agree that there is no New Technology, the Agreement shall continue in full force and effect in accordance with its terms.”

5.             Installation Schedule.  The Agreement is amended in Section 9.2 by deleting the provision in its entirety and inserting the following in lieu thereof:

“The parties will agree on a schedule ending 18 months from the Effective Date that includes the milestones in Attachment 7 and all Installations for Subscribers on EWNI and which is subject to change by mutual agreement of the parties (Installation Schedule).  WORLDCOM will use its Best Efforts to meet the Installation Schedule in 18 months.  For 20 months from the Effective Date, the remedies under Attachment 7 do not apply to any Installation.  After the end of the 20th month following the Effective Date, WORLDCOM shall be subject to the remedies in Attachment 7 with respect to all Installations.  The application of remedies in accordance with this Section shall be subject to Section 20.2.”

6.             Staffing Levels.  The Agreement is amended in Section 14.4 by amending the first sentence therein to read as follows:

“WorldCom will maintain the number of dedicated professional personnel, and the professional grade levels of such personnel, supporting Nasdaq, including, but not limited to, NCC and operations personnel, engineering resources, and account team personnel (performing technical consultation services, sales/business services and customer consultation support services) at the number and professional grade levels as of Nasdaq’s execution of this Agreement.  WorldCom will not reduce the number or the professional grade levels of such personnel supporting Nasdaq without Nasdaq’s prior written approval which will not be unreasonably withheld or delayed. WorldCom’s obligations under the preceding two sentences will not be construed to (a) limit WorldCom’s ability to terminate any such personnel for cause (provided that “cause” shall not mean reductions in force or similar cost-cutting practices) in accordance with company policies, provided WorldCom uses its reasonable efforts to promptly find a suitable replacement for such employee, or (b) place WorldCom in default under this paragraph as a result of staffing vacancies arising from voluntary employee action (e.g., resignations) or promotion, provided that WorldCom uses its reasonable efforts to promptly find a suitable replacement for such employee.  No more than once per quarter, upon Nasdaq’s written request, WorldCom will provide Nasdaq with a report detailing the WorldCom personnel assigned to Nasdaq and their professional grade levels (i.e., titles); WorldCom’s failure to deliver such a report will not be deemed a breach of a material obligation by WorldCom under the Agreement provided that WorldCom is otherwise in actual compliance with its staffing obligations under the preceding sentences of this Section 14.4.  Nothing in this paragraph will be deemed to limit WorldCom’s obligations under Section 14.6 below.”

7.             Notices.  The Agreement is amended in Section 16.1 by deleting the contact address for WorldCom and inserting the following in lieu thereof:

“Name:	*****
Title:	****
Address:	5 International Drive
Rye Brook, NY 10573
Telephone:	****

The Agreement is amended in Section 16.1 by deleting the contact address for Nasdaq and inserting the following in lieu thereof:

“Name:	*****
Title:	****
Address:	80 Merritt Boulevard
Trumbull, CT 06611
Telephone:	****

The Agreement is further amended in Section 16.2 by deleting the contact information for “MCI” and inserting the following in lieu thereof:

“For WorldCom:

MCI WORLDCOM Communications, Inc.

Law and Public Policy – Business Transactions

5 International Drive

Rye Brook, New York  10573”

8.        Warranties; Exclusivity; Right of First Refusal.  The Agreement is amended in Section 18.4 by deleting the first sentence in its entirety and inserting the following in lieu thereof:

“18.4.   In the event that this Agreement is terminated either for cause or as otherwise permitted in this Agreement (except in the case of termination by Nasdaq pursuant to Section 8.3 above) or upon expiration of the term hereof, Nasdaq may provide WorldCom Notice that it intends to license, lease, purchase or otherwise obtain an assignment of all or any portion of the Separable Components.”

The Agreement is also amended in Section 18.4 by adding the following sentence to the end of Section 18.4:

“The provisions of this paragraph shall also apply to and survive any rejection, termination or expiration of this Agreement by WorldCom (or its successors or assigns) in a proceeding under any chapter of the United States Bankruptcy Code or any other state or federal liquidation, insolvency, receivership or financial restructuring proceeding.”

The Agreement is amended in Section 18.7 by deleting the existing clause (iii) in its entirety and inserting the following in lieu thereof:

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

“(iii) that the person executing this Agreement on behalf of Nasdaq has been given the authority to bind Nasdaq and the Agreement constitutes or will constitute a legally binding and enforceable obligation of Nasdaq, except as such enforceability may be limited, unless otherwise provided, by provisions of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditor’s rights and remedies generally or by general principles of equity;”

The Agreement is amended in Section 18.8 by deleting the existing clause (iii) in its entirety and inserting the following in lieu thereof:

“(iii) that the person executing this Agreement on behalf of WorldCom has been given the authority to bind WorldCom  and the Agreement constitutes or will constitute a legally binding and enforceable obligation of WorldCom, except as such enforceability may be limited, unless otherwise provided, by provisions of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditor’s rights and remedies generally or by general principles of equity;”

The Agreement is amended by adding a new Section 18.9 to read as follows:

“18.9   Nasdaq warrants to WorldCom that during the term of this Agreement, but in no event beyond May 31, 2005 (unless the parties specifically agree otherwise):

(a)   Nasdaq shall obtain all of its EWN Services solely and exclusively from WorldCom. As used herein, “EWN Services” means those network transmission, network management, network maintenance, network monitoring services, and customer premises equipment required by Nasdaq for, and associated with either: (i) the operation of the enterprise wide network described in this Agreement but only between, and including, the switches at each of the Nasdaq data centers and each Subscriber’s premises (and not including any components or services affecting only the Nasdaq or Subscriber side of such switches), or (ii) the functionality associated with SDP’s (as defined in Attachment 3) as of the date of Nasdaq’s execution of the Second Amendment to the Agreement.  Each party agrees to negotiate in good faith the pricing for any new or additional EWN Services. The provisions of the Section 18.9(a) do not survive the completion of performance or the rejection, termination or expiration of this Agreement.

(b)   As long as WorldCom is not in breach of any of its material obligations under the Agreement, Nasdaq shall give WorldCom the right to meet or improve upon the lowest bona fide third party offer (including pricing and material terms and conditions) for the supply of any network transmission, network management, network and equipment maintenance, network monitoring services, and/or customer premises equipment other than EWN Services that is extended to Nasdaq or to any entity that is acquired by Nasdaq.  WorldCom shall have at least, but no more than, ten (10) business days following its receipt of a written description of the best such third party offer(s) in which to provide Nasdaq or the subject entity with WorldCom’s proposal for the subject services.  However, to the extent Nasdaq is subject to nondisclosure obligations that prohibit disclosure to WorldCom of any particular third party offer, then Nasdaq shall instead provide WorldCom with a written description of Nasdaq’s requirements for the subject services and/or products, including without limitation, pricing.  If Nasdaq determines in its reasonable and good faith discretion WorldCom’s proposal is equal or superior to the best third party offer(s) in all material respects and Nasdaq or the affected entity intends to purchase the subject products and/or services, then Nasdaq shall award, or shall cause the affected entity to award, the subject services to WorldCom whereupon the parties shall negotiate in good faith a mutually acceptable contract.   Nothing in this Section

shall require Nasdaq or any entity acquired by Nasdaq to violate the terms (e.g., exclusivity covenants) of any pre-existing written agreement between any such entity and a third party vendor, provided that neither Nasdaq nor any acquired entity shall renew any such agreements beyond their existing service term unless and until WorldCom has been presented with the opportunity to bid for the subject services as contemplated herein and failed to be awarded the business. Subject to any applicable non-disclosure obligations applicable to Nasdaq or the affected entity, Nasdaq will provide WorldCom upon request with reasonable information relating to any such pre-existing contractual obligation. The provisions of the Section 18.9(b) do not survive the completion of performance or the termination, rejection or expiration of this Agreement.”

9.                                      Regulatory Responsibilities.  The Agreement is amended in Section 27.4 by deleting the second sentence in its entirety and inserting the following in lieu thereof:

“In the event a rule, regulation, or final decision of a court or regulatory body having jurisdiction over WorldCom has the effect of substantially prohibiting WorldCom from providing WorldCom Services, WorldCom may terminate this Agreement upon written Notice to Nasdaq without liability under the provisions of the Termination Section of this Agreement, but subject to the provisions of Section 18.4 and 29.3.”

10.                               Tariff.  The Agreement is amended in Section 28.2 by deleting the second sentence in its entirety and inserting the following in lieu thereof:

“If WorldCom attempts to enforce against the Corporations or a Subscriber the term of any tariff which is inconsistent with this Agreement (including, but not limited to, terms affecting pricing or performance) and adversely affects the Corporations or a Subscriber, their use of WorldCom Service, or WorldCom’s performance of its obligations, or warranties or representations, then Nasdaq can terminate this Agreement in accordance with Section 29.2, including reasonable efforts acceptable to both parties to amend the applicable tariff to make its terms consistent with this Agreement.”

11.          Term and Termination.  The Agreement is amended in Section 29.1 through 29.4 by deleting the existing provisions in their entirety and inserting the following in lieu thereof:

“29.1   The initial term of this Agreement shall commence on the Effective Date and expire on  May 31, 2005, unless rejected, terminated or canceled earlier by either party in accordance with the provisions hereof, including without limitation a termination by Nasdaq pursuant to Section 8.3 above.

29.2.   Termination for Cause.  In the event Nasdaq or WorldCom breaches a material obligation under this Agreement, the other party may terminate the Agreement (a) upon 60 days Notice, or (b) upon less than 60 days Notice if approved by a court of competent jurisdiction or if otherwise consented to by the breaching party, or (c) immediately upon Notice to the breaching party upon the occurrence of section (ii) or (v) of the fourth sentence of this paragraph. The party receiving the Notice shall have 60 days from the receipt of such Notice to cure the stated breach, except where this Agreement expressly provides for an alternate cure period or such shorter period as determined by a Court of competent jurisdiction.  If the party has not cured the breach within the applicable cure period, the termination shall be automatically effective in the case of termination under clause (c) above, and in the case of clauses (a) or (b) above, effective upon a final Notice of termination being given to the breaching party. The parties agree that each of the following events, by way of example and not limitation, shall constitute a material breach and cause for termination of Agreement “with cause:”  (i) Nasdaq’s failure to pay or to secure payment of WorldCom charges in accordance with its rights and obligations under Section 3.2; (ii) if either party becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition or has an involuntary petition filed or action commenced against it under the United States Bankruptcy Code, or any similar federal or state law, becomes the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations; (iii) if WorldCom breaches a material obligation under this Agreement or under any material agreement with a third party that has an adverse affect on Nasdaq’s rights and obligations under this Agreement (and fails to cure such breach in accordance with the terms of such agreement) which is reasonably required in order for WorldCom to meet its obligations hereunder; or (iv) if either party assigns this Agreement in violation of the provisions of Section 32; or (v) WorldCom’s failure to satisfy any of the “Critical Performance SLAs” set forth in Attachment 7 hereto.  Additionally, if WorldCom rejects this Agreement in accordance with Section 365 of the United States Bankruptcy Code, as may be amended, or any similar federal or state law, then Nasdaq may exercise the rights set forth in this Section 29.2 without notice and terminate this Agreement without liability.”

29.3   Except for a termination for Nasdaq’s breach of Section 3.2(iv), within 60 days of the date of the termination (either for cause or as otherwise permitted in this Agreement), or cancellation Notice of this Agreement, the parties shall agree on a plan (the “De-installation Plan”), which shall include Regional de-installation, and continuation of other obligations—including network management—for a period of eighteen (18) months after the end of the last term, and which shall take into account changes in the Specifications which may reasonably be expected to be appropriate as the WorldCom Services are discontinued pursuant to such plan.  If the parties have not reached agreement on a De-installation Plan within this 60-day period, either party may initiate arbitration procedures.  Unless otherwise agreed by the parties, the arbitrator(s) shall hear the matter and produce a De-installation Plan within 60 days of the arbitration. The provisions of this paragraph shall also apply to and survive any rejection, termination or expiration of this Agreement by WorldCom (or its successors or assigns) in a proceeding under any chapter of the United States Bankruptcy Code or any other state or federal liquidation, insolvency, receivership or financial restructuring proceeding.”

29.4   [Intentionally Omitted]”

12.          Survival.  The Agreement is amended in Section 37 by deleting the existing provision in its entirety and inserting the following in lieu thereof:

“Section 37.  Survival of Provisions.  The obligations of the Payment, Confidentiality, Use of Nasdaq/WorldCom name and Marks, Indemnification, Limitation of Liability, Arbitration sections of this Agreement, any warranties, and any other provisions which by their nature or as otherwise set forth in the Agreement are intended to survive shall survive the completion of performance, expiration or any termination or rejection, of the Agreement, including in a proceeding under any chapter of the United States Bankruptcy Code or any other state or federal liquidation, insolvency, receivership or financial restructuring proceeding.”

13.          Revised Pricing.  Notwithstanding any other provision herein, effective June 1, 2002, the Agreement is amended in Attachment 3 by deleting such Attachment in its entirety and replacing it with a new Attachment 3 in the form attached hereto and incorporated herein by this reference.

14.          Acceptance Test.  The Agreement is amended in Attachment 6 by deleting the reference therein to “***** Acceptance Test” and inserting “**** Acceptance Test” in lieu thereof.

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

15.          Critical Performance SLAs.  The Agreement is amended in Attachment 7 by adding the following to the end thereof:

“Critical Performance SLAs

Upon the occurrence of any of the following events (each of which is a “Critical Performance SLA”), Nasdaq may terminate the Agreement for cause pursuant to Section 29.2(c) of the Agreement provided it sends termination notice within ***** following Nasdaq’s receipt of WorldCom’s monthly Network SLA report (as defined below):

(a)                                  Network Availability – If Network Availability (with backup) fails to equal or exceed **** during the PPM, measured on a calendar month basis, for **** consecutive calendar months.  This is measured from the LAN at the Data Center to the Router port at the Customer premise.

(b)                                 Chronic Availability Problems – If Network Availability (with backup) fails to equal or exceed **** more than **** times in any rolling **** month period. This is measured from the LAN at the Data Center to the Router port at the Customer premise.

(c)           Catastrophic Outages - If, in any **** month rolling period, there occurs **** or more Catastrophic Outages (as defined below), one of which has a duration exceeding **** and the other of which exceeds ****.  A “Catastrophic Outage” for purposes of this provision is defined as any Network outage that prevents broadcast, multicast and /or IP transmission such that **** or more of the Service Configurations are out of service.

Measurement of WorldCom’s compliance with the Critical Performance SLAs shall be in accordance with this Attachment 7 and the Agreement, except as expressly modified in this subsection.  The Critical Performance SLAs do not limit any performance credits for which Nasdaq would otherwise qualify under Attachment 7.  None of the following events shall be included in the determination of WorldCom’s compliance with any of the Critical Performance SLAs:

(i)                                     Any force majeure events as described in Section 44 of the Agreement (including without limitation, to the extent caused by any acts or omissions on the part of Nasdaq, its affiliates, or any of their third party contractors, subcontractors or agents [other than WorldCom’s contractors, subcontractors, or agents]; governmental regulation, national emergency, acts of terrorism).

(ii)                                  Scheduled maintenance on the Network.

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Monthly Network SLA Report.

By the **** Business Day of each calendar month, WorldCom will provide Nasdaq with a monthly report describing Network performance during the preceding calendar month. WorldCom’s failure to deliver such a report will not be deemed a breach of a material obligation by WorldCom under the Agreement provided that WorldCom is otherwise in actual compliance with the Network performance obligations under this Attachment 7.”

16.          Attachment 11.   The Agreement is amended by deleting the existing Attachment 11 and Appendix F therein and inserting a new Attachment 11 and Appendix F in the form attached hereto and incorporated by reference.

17.          Attachment 13.   The Agreement is amended in Attachment 13 as follows:

“(a)         deleting the reference to “***** “ and inserting “****”in lieu thereof;

(b)           deleting the reference to “****” and inserting “****”;

(c)           deleting the reference to “****” and inserting “****” in lieu thereof;

(d)           deleting the reference to “****” and inserting “****” in lieu thereof;

(e)           deleting the reference to “****” and inserting “****” in lieu thereof; and

(f)            deleting the reference to “****” and inserting “****” in lieu thereof.”

18.          SIAC Network Connections.  The Agreement is amended by adding a new Attachment 14 in the form attached hereto and incorporated herein by this reference.

19.          Network Architecture Diagram.  The Agreement is amended by adding a new Attachment 15 in the form attached hereto and incorporated herein by this reference, which depicts the architecture of the Network upon implementation of the Second Amendment to the Agreement.

20.          Termination of Letter Agreement.  That certain letter agreement between the parties dated January 25, 2002, regarding the upgrade of the EWN II Network is hereby terminated and this Amendment is intended to embody the parties’ agreement with respect to the Upgrade Services described therein in order to meet Nasdaq’s April 2002 user acceptance testing objective.

21.          Entire Agreement.  Except as expressly modified by this Amendment, the Agreement shall be and remain in full force and effect in accordance with its terms and shall constitute the legal, valid, binding and enforceable obligations of Nasdaq and WorldCom.  This Amendment, including the Agreement and the applicable tariffs of WorldCom and its affiliates, is the complete agreement of the parties and supersedes any prior agreements or representations, whether oral or written, with respect thereto.

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

22.          Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

23.          Acceptance Deadline.  This Amendment, and the offer set forth herein, shall be void and the offer described herein withdrawn, if Nasdaq does not execute and deliver the Amendment to WorldCom by no later than June 17, 2002.

IN WITNESS WHEREOF, WorldCom and Nasdaq have caused this Amendment to be executed by their duly authorized representatives as of the dates set forth below.

The Nasdaq Stock Market, Inc.	MCI WORLDCOM Communications, Inc.

By:	/s/	Steven Randich	By:	/s/	John McGuire

Name:	Steven Randich	Jon McGuire
Senior Vice President
Title:	EVP & CIO

Date:	6-17-02	Date:	6-27-02

ATTACHMENT 3

PRICING AND SERVICES INTERVALS

I.                                         MONTHLY RECURRING CHARGES.

A.  Definitions.  The following definitions shall apply for purposes of this Attachment 3:

“Classic” refers to those Service Configurations connected to an SDP that is located on the Subscriber’s premises.

“Classic Dual T-1 Configuration” means *****.

“Classic Single T-1 Configuration” means ****.

“SDP” means ****.

“Service Configuration” means any of the following circuit and equipment configurations that may be ordered by Subscribers to access the Network:  Classic Dual T-1 Configuration, Shared Dual T-1 Configuration, Shared Dual DS0 Configuration, Classic Single T-1 Configuration, Shared Single T-1 Configuration, Shared Single T-1 with ISDN Configuration, Shared Single DS0 Configuration, Shared Single DS0 with ISDN Configuration.

“Shared” refers to those Service Configurations that are connected to an SDP that is not located at the Subscriber’s premises but resides in the network and multiple Subscribers communicate with the SDP to receive the Broadcast Feed data.

“Shared SDP Implementation Notice” means a written notice that Nasdaq may deliver one time to WorldCom requesting implementation of the “Variable Charges Applicable After Shared SDP Implementation” rate table set forth in Section I. B. below.

“Shared Dual DS0 Configuration” means ****.

“Shared Single DS-0 Configuration” means ****.

“Shared Single DS-0 w/ ISDN Configuration” means ****.

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

“Shared Dual T-1 Configuration” means two T-1 access circuits, two WAN Interface Card, and associated Router/Hub Port hardware and cabling, all of which receives networks monitoring and maintenance services hereunder and is connected to a Shared SDP.

“Shared Single T-1 Configuration” means one T-1 access circuit, one WAN Interface Card, and associated Router/Hub Port hardware and cabling, all of which receives networks monitoring and maintenance services hereunder and is connected to a Shared SDP.

“Shared Single T-1 with ISDN Configuration” means one T-1 access circuit, WAN Interface Card, 4 port ISDN BRI, and associated Router/Hub Port hardware and cabling, all of which receives network monitoring and maintenance services hereunder and is connected to a Shared SDP.

B.  Charges.   WorldCom will bill Nasdaq for the Services on a monthly basis. Subject to the provisions of section I.C. below, the monthly recurring charge for the Services will be as specified in the table below, depending upon the corresponding contract period. Beginning January 1, 2003, the fixed monthly charge will be subject to adjustment upwards each monthly billing period by an amount equal to the aggregate sum of the product of (a) the total number of configurations, calculated for each type of Service Configuration, installed on the Network on the last day of the applicable billing monthly period, multiplied by (b) the applicable “Variable Charge” corresponding to such Service Configuration as specified in the applicable table below.   The Table I Variable Charges (Variable Charges Applicable Prior to Shared SDP Implementation) shall apply unless and until the implementation of the Table II Variable Charges (Variable Charges Applicable After Shared SDP Implementation) following WorldCom’s receipt of a Shared SDP Implementation Notice. Any adjusted monthly charge derived through the above formula for any given monthly billing period will not be carried forward to the subsequent monthly billing period; calculation of any adjustment to the fixed monthly charge will be based off of the applicable fixed monthly charge amount specified in the table below.

Contract Period	Fixed Monthly Charge	Variable Charges

6/1/ 2002 – 12/ 31/2002	See Formula Below*	None Apply

1/1/2003 – 12/31/2003	****	See Tables of Variable Charges below

1/1/2004 – 12/31/2004	****	See Tables of Variable Charges below

1/1/2005 – 5/31/2005	****	See Tables of Variable Charges below

*  The fixed monthly charge for this seven month period will be an amount equal to: *****.  The parties will enter into an amendment to the Agreement to document this figure once determined.

**Subject to upward adjustment based on the Variable Charges, pursuant to the formula described in the above paragraph and the tables of Variable Charges below.

TABLES OF VARIABLE CHARGES

Table I.  Variable Charges Applicable Prior to Shared SDP Implementation Date

Service Configuration	Monthly Variable Charge per Service Configuration
Dual T-1 Service Configurations	****
Single T-1 Service Configurations	****

Table II.  Variable Charges Applicable After Shared SDP Implementation

Service Configuration	Monthly Variable Charge per Service Configuration
Classic Dual T-1	****
Classic Single T-1	****
Shared Dual T-1	****
Shared Dual DS0	****
Shared Single T-1	****
Shared Single T-1 w/ISDN	****
Shared Single DS0	****
Shared Single DSO w/ISDN	****

Notes to Tables:

(a)  The charges in Table II above will be effective commencing on the first day of the second full monthly billing cycle after WorldCom’s receipt of the Shared SDP Implementation Notice.

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

(b)  Commencing January 1, 2003, any Dual T-1 or Single T-1 Service Configuration that is connected to more than 18 SDPs will be charged by WorldCom as   separate Service Configurations, pending installation of a physically separate Service Configuration.  The number of separate Service Configurations that will be charged will be: the total number of connected SDPs on the configuration, divided by 18 and rounded to the next highest whole number  (e.g, 37 SDPs divided by 18 = 2.055 rounded up to 3 Service Configurations).

(c)  Only Subscriber sites with 3 or fewer presentation devices (PDs) and no non-display application programming interfaces (APIs) are eligible for conversion to a Shared SDP Service Configuration.

(d)  If WorldCom installs a Service Configuration and, due to delay of  Subscriber (e.g., failure to extend its demarc) continuing for 30 days after such installation, WorldCom is prevented  from placing the Service Configuration in operation, WorldCom may begin billing Nasdaq as if the Service Configuration were operating.

C.            Bandwidth Parameter.  The pricing in Section I.B. above is valid for broadcast circuits (i.e., the primary and secondary circuits carrying outgoing broadcast feeds from Nasdaq’s data centers) with bandwidth of up to ***** each; WorldCom will increase such bandwidth as necessary to meet Nasdaq’s requirements under Attachment 11 – Appendix F.  The **** capacity referenced above is predicated on Nasdaq’s completion of Broadcast Reduction Phase 2 (i.e., increasing the maximum number of SDPs per T1 pair from the current 6 up to 18 SDPs). Should Nasdaq require more than **** in bandwidth per primary and secondary circuit, the parties will negotiate promptly in good faith reasonable adjustments to the above pricing.   Out of each of the **** bandwidths described above, up to 176 kbps (i.e., 8 kbps per SDP times 22 SDPs) per Subscriber T-1 pair is available for query/response (“Q/R”) traffic (i.e., traffic in the form of queries originating from Subscriber workstations and terminating at Nasdaq data centers, and the responses thereto) provided that the Q/R traffic for any SDP does not exceed 8 kbps per SDP.

D.            ****  Connection.  In addition to the charges in Section I.B above, WorldCom will bill Nasdaq for the **** Network connection described in Attachment 14 at **** per month commencing from March 22, 2002.  The standard non-recurring provisioning charges described in Section II below shall apply to **** connections.

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

[Intentionally Left Blank]

II.    STANDARD PROVISIONING PRICING.

	Interval	FOC	Non-Recurring Charge
Installation	*****

Move (Internal Move)

Relocation (External Move)

Disconnect

Hardware Removal as part of Disconnect

Change Order

NOTES: Each provisioning interval shall begin upon WorldCom receipt of a complete and accurate order from Nasdaq. Longer time periods for any activity may be agreed upon on an individual case basis by the parties.

WorldCom may invoice Nasdaq for any installation non-recurring charge no earlier than five (5) days following installation of the local access circuit.

Nasdaq agrees to use its reasonable efforts to assist WorldCom in the recovery of WorldCom equipment from a Subscriber’s premises in the event the Subscriber disconnects service in connection with its discontinuance of operations.

*This figure is a monthly average, and is calculated exclusive of delays caused by Subscriber (e.g., failure to extend demarc).

**WorldCom and Nasdaq will coordinate the removal of Components within a three-day period.

Additional Charges:

Nasdaq shall be charged **** for each Expedite, if the Expedite is requested within the period specified for any Interval.

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Definitions:

FOC – Firm Order Commitment – the maximum number of WorldCom Days from the date WorldCom receives Nasdaq’s order for the Service until WorldCom notifies Nasdaq of its firm commitment to all dates involving Subscriber or Corporation premises visits.

ICB – To be determined on an individual case basis.

Interval – The number of WorldCom Days from the date WorldCom receives the order from Nasdaq within which the service will be completed.

ATTACHMENT 11

Appendix F

[See following pages]

APPENDIX F

*****

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

ATTACHMENT 14

*****

****

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

ATTACHMENT 15

Network Diagram

(as of implementation of 2nd Amendment to Agreement)

*****

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.